EXHIBIT  99.1


PRESS RELEASE                              3515 SE Lionel Terrace
                                           Stuart, FL 34997
                                           Tel:  772-287-4846
                                           Fax:  772-781-4778
                                           www.ultrastrip.com
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For Release: October 15, 2003
Contact:  Mickey Donn, Sr. VP of Operations
          772-287-4846 ext. 105 or email, mdonn@ultrastrip.com

ULTRASTRIP SELECTS JOHNSON AS NEW CEO

Stuart, Florida, October 15/PRNewswire/--

         UltraStrip Systems, Inc. ("UltraStrip"), the developer of innovative robotic ship hull cleaning equipment, announced today that its Board of Directors selected Stephen R. Johnson as its new CEO and member of the Board. Johnson replaces Dr. Robert O. Baratta who had previously submitted his resignation as CEO and Board member effective with the completion of the search committee's recommendation and Board approval of his replacement.

         The Chairman of UltraStrip, Admiral William Owens (Ret. U.S. Navy), stated, "I am delighted to have Steve Johnson as our new CEO. He brings a wealth of talent and experience to UltraStrip and his marine background will be invaluable as we penetrate that market with our high production robotic and manual coating removal systems. I would also like to thank Dr. Baratta on behalf of the Board for his contributions to the Company.

         CEO Stephen R. Johnson said, "I want to thank the Board of Directors for having the confidence in me to move this exciting technology company forward. With the patents we currently have and those pending, we have a tremendous competitive advantage in the marine and industrial coating removal market. The enthusiasm, ability and dedication of our employees will give me the opportunity to successfully guide this company into the future. I look ahead to the challenges that we face knowing that with teamwork and great technology we'll be able to accomplish our goals."

         Mr. Johnson previously served as UltraStrip's Senior Vice President of Marketing and was Vice President-Marine Construction, for the Ocean Development Company prior to his employment with the Company. Johnson's extensive professional background, including President of Atlantic Marine Shipyard and President of the shipping subsidiaries of Bethlehem Steel, will assist UltraStrip in the marine industry. He graduated from the State University of New York, Maritime College in 1968.

         The Board of Directors also announced the addition of J. C. "Jim" Rushing III to the Board. Mr. Rushing is the CEO of Corporate Resources of


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Nashville, Tennessee and whose background includes extensive management and financial expertise. Rushing replaces Patrick Bischoff who stepped down.

         In addition, the Company announced the resignation of Scott Baratta, Senior Vice President of Finance, to be effective in 30 days. The Company is engaged in recruiting a new financial manager to replace Mr. Baratta.

         UltraStrip develops and manufactures robotic solutions to environmental problems in the surface preparation and coatings removal industry and has developed portable, self-contained filtration equipment for possible use in homeland security. UltraStrip's patented robotic water jetting systems are designed to provide an environmentally safe coatings removal process in both heavy marine and above ground storage tank applications. The robotic systems represent a significant innovation in the surface preparation of ships and other structures. UltraStrip's patented systems have been used on the USS Eisenhower, a U.S. Navy Nimitz-class aircraft carrier, the USS Cole, the U.S. Navy destroyer attacked in Yemen in October 2000, the USS Doyle, a Navy guided missile destroyer, the USS Shreveport, LPD-17, Carnival and NCL cruise ships, as well as in the Lisnave Ship Yard in Portugal, one of the world's busiest commercial yards for the heavy marine industry. Information on UltraStrip can be obtained through its website www.ultrastrip.com.

Forward Looking Statements: This press release may include information that could constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements may involve risks and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward- looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company's Securities and Exchange Commission filings.

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